Exhibit 99.1
For more information, contact:
Ronald L. Smith
Chief Financial Officer
(336) 316-5545
Unifi Announces Third Quarter Results
     GREENSBORO, N.C. — April 27, 2011 — Unifi, Inc. (NYSE:UFI) today released preliminary operating results for its third quarter ended March 27, 2011. Net sales increased $23 million, or 15 percent, to $178 million for the March 2011 quarter compared to net sales of $155 million for the prior year quarter. The Company reported a net loss for the third quarter of its 2011 fiscal year of $4.0 million, or $0.20 per share, compared to net income of $0.8 million, or $0.04 per share, for the prior year quarter. Earnings for the March 2011 quarter included approximately $2.2 million of charges related to the early extinguishment of debt and a loss of $2.5 million from our investment in Parkdale America, LLC. (“Parkdale America”), which compares to $2.0 million of income from Parkdale America in the prior year March quarter.
     For the first nine months of the fiscal year 2011, the Company reported net income of $11.6 million, or $0.58 per share, compared to net income of $5.2 million, or $0.26 per share, for the prior year period. Net sales increased $73 million, or 17 percent, to $513 million for the fiscal year-to-date compared to net sales of $440 million for the prior year period.
     Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) for the March 2011 quarter were $12.3 million compared to adjusted EBITDA of $12.7 million for the prior year quarter. Adjusted EBITDA for the first nine months of fiscal year 2011 was $46.4 million compared to $41.1 million for the prior year period.

Unifi Announces Third Quarter Results — page 2
     “During the March quarter, polyester raw material prices rose significantly,” said Bill Jasper, Chairman and CEO of Unifi. “Certain quarterly pricing commitments and our strategic decision to absorb a portion of the raw material cost increases during the March quarter resulted in temporary margin pressure. Since the end of the quarter, we have recovered most of the lost margin and our business fundamentals remain strong.” Mr. Jasper also noted, “Year-over-year volume continued to improve in our polyester business based upon retail sales improvements that are nearing pre-recession levels; continued growth of our business in China; and startup of our operations in Central America, a region which continues to develop and increase its share of the U.S. apparel market. In addition, sales of the Company’s Premier Value Added products are on track to meet our stated goal of doubling over the next three years.”
     Working capital usage during the quarter combined with elevated strategic capital expenditures to complete the Company’s new REPREVE® Recycling Center resulted in a $14 million decrease in cash-on-hand from the end of December 2010, to $19.1 million as of the end of March 2011. During the quarter, the Company also redeemed $30 million of its senior secured notes, due May 2014, reducing the amount of outstanding notes to $133.7 million. Outstanding borrowings on the Company’s revolving credit facility at the end of the March quarter were $37.8 million.
     “Raw material cost increases also had a significant effect on our investment in working capital during the quarter,” said Ron Smith, Chief Financial Officer of Unifi. “The volume increase over the last several quarters, coupled with the higher raw material costs and related selling prices increases, resulted in the Company investing an additional $24 million in working capital during the quarter.”
     “At Parkdale America, considerably higher cotton prices are also having a substantial effect,” said Bill Jasper. “With cotton prices at record highs, we understand that Parkdale America has worked to develop and implement appropriate plans to ensure availability of competitively priced cotton and recoup the lost margins.”
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Unifi Announces Third Quarter Results — page 3
     The financial statements included in this press release have been retroactively adjusted to reflect the Company’s one-for-three reverse stock split, which became effective November 3, 2010.
     The Company will host a conference call and web cast at 8:30 a.m. (Eastern Daylight Time) on April 28, 2011, to discuss the preliminary results for the third quarter of fiscal year 2011. The conference call can be accessed by dialing (888) 679-8038 (Domestic) or (617) 213-4850 (International), and entering conference number 29947263. Participants may pre-register for the conference call at https://www.theconferencingservice.com/prereg/key.process?key=PDWH76AUE. There will also be a live audio web cast of the call, which may be accessed on the Company’s website at http://www.unifi.com/ or http://investor.unifi.com/. Following management’s comments, there will be an opportunity for questions from the financial community.
     A replay will be made available approximately two hours after the conclusion of the call. The replay can be accessed by dialing (888) 286-8010 (Domestic) or (617) 801-6888 (International) and entering the passcode 68679419. This replay line will be available through May 5, 2011. In addition, a replay of the web cast will also be available on the Company’s website under the “Investor Relations” section and archived for up to twelve months following the call, as will a transcript of the conference call.
     Unifi, Inc. (NYSE: UFI) is a diversified producer and processor of multi-filament polyester and nylon textured yarns and related raw materials. The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages. Key Unifi brands include, but are not limited to: AIO® — all-in-one performance yarns, SORBTEK®, A.M.Y.®, MYNX® UV, REPREVE®, REFLEXX®, MICROVISTA® and SATURA®. Unifi’s yarns and brands are readily found in home furnishings, apparel, legwear, and sewing thread, as well as industrial, automotive, military, and medical applications. For more information about Unifi, visit www.unifi.com, or to learn more about REPREVE®, visit www.repreve.com.
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Financial Statements to Follow

Unifi Announces Third Quarter Results — page 4
UNIFI, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in Thousands)

	March 27, 2011	June 27, 2010

	(Unaudited)
Assets
Cash and cash equivalents	$19,142	$42,691
Receivables, net	104,665	91,243
Inventories	136,715	111,007
Income taxes receivable	383	—
Deferred income taxes	2,126	1,623
Other current assets	6,216	6,119

Total current assets	269,247	252,683

Property, plant and equipment, net	152,845	151,499
Intangible assets, net	12,235	14,135
Investments in unconsolidated affiliates	89,854	73,543
Other non-current assets	9,051	12,605

	$533,232	$504,465

Liabilities and Shareholders’ Equity
Accounts payable	$48,352	$40,662
Accrued expenses	18,473	21,725
Income taxes payable	709	505
Current portion of notes payable	—	15,000
Current maturities of long-term debt and other liabilities	459	327

Total current liabilities	67,993	78,219

Notes payable, less current portion	133,722	163,722
Long-term debt and other liabilities	40,619	2,531
Deferred income taxes	384	97
Shareholders’ equity	290,514	259,896

	$533,232	$504,465

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Unifi Announces Third Quarter Results — page 5
UNIFI, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) (Amounts in Thousands, Except Per Share Data)

	For the Quarters Ended		For the Nine-Months Ended
	March 27, 2011	March 28, 2010	March 27, 2011	March 28, 2010
Summary of Operations:
Net sales	$178,164	$154,687	$512,986	$439,793
Cost of sales	163,017	138,177	457,595	386,541
Restructuring charges	9	254	1,555	254
Write down of long-lived assets	—	—	—	100
Selling, general & administrative expenses	10,344	11,252	32,223	34,568
Provision (benefit) for bad debts	41	(105)	86	(93)
Other operating (income) expense , net	158	(346)	417	(542)
Non-operating (income) expense:
Interest income	(584)	(775)	(1,995)	(2,355)
Interest expense	5,016	5,697	15,347	16,412
Other non-operating expense	78	—	528	—
Loss (gain) on extinguishment of debt	2,193	—	3,337	(54)
Equity in losses (earnings) of unconsolidated affiliates	2,103	(2,175)	(11,887)	(5,847)

Income (loss) from operations before income taxes	(4,211)	2,708	15,780	10,809
Provision (benefit) for income taxes	(166)	1,937	4,205	5,596

Net income (loss)	$(4,045)	$771	$11,575	$5,213

Earnings (loss) per share:
Income (loss) per common share — basic	$(0.20)	$0.04	$0.58	$0.26

Income (loss) per common share — diluted	$(0.20)	$0.04	$0.57	$0.25

Weighted average shares outstanding — basic	20,069	20,057	20,062	20,414

Weighted average shares outstanding — diluted	20,069	20,274	20,477	20,518
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Unifi Announces Third Quarter Results — page 6
UNIFI, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (Amounts in Thousands)

	For the Nine-Months Ended
	March 27, 2011	March 28, 2010
Cash and cash equivalents at beginning of year	$42,691	$42,659
Operating activities:
Net income	11,575	5,213
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Earnings of unconsolidated affiliates, net of distributions	(7,568)	(4,236)
Depreciation	17,664	17,204
Amortization	2,636	3,454
Stock-based compensation expense	624	1,836
Deferred compensation expense	504	463
Loss on asset sales	242	953
Loss (gain) on extinguishment of debt	3,337	(54)
Write down of long-lived assets	—	100
Restructuring charges	—	254
Deferred income tax	(63)	(449)
Provision (benefit) for bad debts	86	(93)
Other	157	268
Change in assets and liabilities, excluding effects of foreign currency adjustments	(30,607)	(4,089)

Net cash (used in) provided by operating activities	(1,413)	20,824

Investing activities:
Capital expenditures	(17,334)	(7,963)
Investment in unconsolidated affiliates	(707)	(550)
Return of capital from unconsolidated affiliate	500	—
Change in restricted cash	—	5,776
Proceeds from sale of capital assets	189	1,393
Proceeds from split dollar life insurance surrenders	3,241	—
Other	—	(246)

Net cash used in investing activities	(14,111)	(1,590)

Financing activities:
Payments of notes payable	(47,588)	—
Payments of other long-term debt	(105,325)	(6,211)
Borrowings of other long-term debt	143,125	—
Proceeds from stock option exercises	118	—
Purchase and retirement of Company stock	(2)	(4,995)
Debt refinancing fees	(825)	(381)
Other	(364)	—

Net cash used in financing activities	(10,861)	(11,587)

Effect of exchange rate changes on cash and cash equivalents	2,836	2,190

Net (decrease) increase in cash and cash equivalents	(23,549)	9,837

Cash and cash equivalents at end of period	$19,142	$52,496

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Unifi Announces Third Quarter Results — page 7
Adjusted EBITDA Reconciliation

to Net Income

(Amounts in Thousands)
(Unaudited)

	For the Quarters Ended		For the Nine-Months Ended
	March 27,	March 28,	March 27,	March 28,
	2011	2010	2011	2010
Net income (loss)	$(4,045)	$771	$11,575	$5,213
Provision (benefit) for income taxes	(166)	1,937	4,205	5,596
Interest expense, net	4,432	4,922	13,352	14,057
Depreciation and amortization expense	6,599	6,485	19,564	19,829
Equity in losses (earnings) of unconsolidated affiliates	2,103	(2,175)	(11,887)	(5,847)
Non-cash compensation expense, net of distributions	392	683	1,095	2,299
Loss on sales or disposals of PP&E	189	1,010	242	953
Currency and derivative (gains) losses	(14)	61	296	(59)
Write down of long-lived assets	—	—	—	100
Loss (gain) on extinguishment of debt and other non-operating expense	2,271	—	3,865	(54)
Restructuring charges	9	254	1,555	254
Gain from sale of nitrogen credits	—	(1,400)	—	(1,400)
Startup costs	502	167	2,540	167

Adjusted EBITDA	$12,272	$12,715	$46,402	$41,108

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Unifi Announces Third Quarter Results — page 8
NON-GAAP FINANCIAL MEASURES
Non-GAAP Financial Measures
     Included in this presentation are certain non-GAAP financial measures designed to complement the financial information presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”) because management believes such measures are useful to investors.
     Adjusted EBITDA
     Adjusted EBITDA represents net income or loss before income tax expense, net interest expense, and depreciation and amortization expense (excluding interest portion of amortization), adjusted to exclude equity in earnings and losses of unconsolidated affiliates, non-cash compensation expense net of distributions, gains or losses on sales or disposals of property, plant and equipment, currency and derivative gains or losses, write down of long-lived assets, gains or losses on extinguishment of debt and other non-operating expense, restructuring charges, gain from sales of nitrogen credits, and startup costs. We present Adjusted EBITDA as a supplemental measure of our operating performance and ability to service debt. We also present Adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry and in measuring the ability of “high-yield” issuers to meet debt service obligations.
     Adjusted EBITDA is an alternative view of performance used by management and we believe that investors’ understanding of our performance is enhanced by disclosing this performance measure. Our management uses Adjusted EBITDA: (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) unusual items that we would not expect to occur as a part of our normal business on a regular basis; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions. Adjusted EBITDA is also a key performance metric utilized in the determination of variable compensation.
     We believe that the use of Adjusted EBITDA as an operating performance measure provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets, among otherwise comparable companies. We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense decreases as deductible interest expense increases; depreciation and amortization are non-cash charges. Equity in earnings and losses of unconsolidated affiliates is excluded because such earnings or losses do not reflect our operating performance. The other items excluded from Adjusted EBITDA are excluded in order to better reflect the performance of our continuing operations.
     In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.
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Unifi Announces Third Quarter Results — page 9
NON-GAAP FINANCIAL MEASURES
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Our Adjusted EBITDA measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
     • it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;
     • it does not reflect changes in, or cash requirements for, our working capital needs;
     • it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;
     • although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our Adjusted EBITDA measure does not reflect any cash requirements for such replacements;
     • it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;
     • it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our on-going operations;
     • it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and
     • other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.
     Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. You should compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only as supplemental information.
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Unifi Announces Third Quarter Results — page 10
CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
     Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the financial condition and results of operations of Unifi, Inc. (the “Company”) that are based on management’s current expectations, estimates and projections about the markets in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.
     Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, the success of our subsidiaries, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies’ policies and legislation, and proceeds received from the sale of assets held for disposal. In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control. Other risks and uncertainties may be described from time to time in the Company’s other reports and filings with the Securities and Exchange Commission.
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